ALLEGION REPORTS FIRST-QUARTER 2015 FINANCIAL RESULTS

•	First-quarter 2015 earnings per share (EPS) from continuing operations of $0.47 compared with 2014 EPS of $0.38; adjusted EPS of $0.51, up 15.9 percent compared with 2014 adjusted EPS of $0.44

•	First-quarter 2015 revenue of $458.7 million, down 1.7 percent compared to 2014, up 5.9 percent on an organic basis

•
First-quarter 2015 operating margin of 15.5 percent compared with 2014 operating margin of 14.5 percent; adjusted operating margin of 16.4 percent compared with 2014 adjusted operating margin of 16.5 percent

•	Full-year 2015 EPS from continuing operations remains $2.65 to $2.75 per share on an adjusted basis

DUBLIN (April 30, 2015) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported first-quarter 2015 net revenues of $458.7 million and net earnings of $45.6 million, or $0.47 per share from continuing operations. Excluding charges related to a Venezuela currency devaluation, adjusted net earnings were $49.7 million, or $0.51 per share, up 15.9 percent compared with 2014 adjusted EPS.

First-quarter net revenues decreased 1.7 percent compared to the prior year period (up 5.9 percent on an organic basis). The Americas segment increased total revenue by 2.6 percent (up 7.7 percent on an organic basis), driven by high single-digit non-residential growth and low single-digit residential (excluding Venezuela) growth. The Asia Pacific segment grew revenue 3.2 percent (up 1.4 percent on an organic basis) and the EMEIA segment revenues were down 17.6 percent (up 0.7 percent on an organic basis).

First-quarter operating margin was 15.5 percent, compared with 14.5 percent in 2014. First-quarter adjusted operating margin was 16.4 percent, compared with 16.5 percent in 2014. Adjusted operating margin was slightly down year-over-year as favorable price, volume leverage and productivity were more than offset by increased investments, inflation and currency exchange.

“We posted solid results in the first quarter with EPS up nearly 16 percent and remain on track to achieve the objectives we communicated during our investor day,” said David D. Petratis, Allegion chairman, president and chief executive officer. “Organic revenue grew nearly 6 percent with contributions from all regions. As expected, adjusted margins were relatively flat in the first quarter reflecting investments in our new products and channel initiatives, as well as absorbing the challenges of currency headwinds.”

“I was especially pleased with the revenue growth of the Americas non-residential business as well as a 200 basis point increase in EMEIA margins reflective of our ongoing improvement plan,” Petratis added. “We remain focused on execution of our capital allocation plan with a $30 million share repurchase and announced acquisitions of Brio and Zero International.”

Venezuela Update
In February 2015, the Venezuelan government announced changes to its exchange rate system that included the launch of a new, market-based system called the Marginal Currency System, or “SIMADI,” that replaced the SICAD II rate. The Company adopted the SIMADI rate after its introduction and recorded a charge of $7.0 million (before tax and non-controlling interest), or $0.04 per diluted share. The charge includes remeasurement of net monetary assets ($2.8 million) and a non-cash impairment charge to adjust Venezuelan inventory balances ($4.2 million).

Additional Items
Interest expense for the first quarter of 2015 was $1.5 million lower than the prior year as a result of the refinancing of the Company’s senior credit facility in 2014 and lower debt balances.

Other expense net items for the first quarter of 2015 were $3.2 million worse than the prior year, reflecting the previously mentioned Venezuelan asset remeasurement charge.

The Company's adjusted effective tax rate for the first quarter of 2015 was 20.2 percent. The comparable adjusted effective tax rate for the first quarter of 2014 was 29.8 percent. The decrease reflects the favorable changes in the Company’s mix of income earned in lower rate jurisdictions.

Cash Flow and Liquidity
Available cash flow was negative $4.8 million for first quarter 2015, an improvement of $4.4 million versus the prior year. The Company ended first quarter 2015 with cash of $229.6 million and total debt of $1,252.1 million. The Company did not have any borrowings outstanding under its $500 million revolving credit facility as of March 31, 2015.

Share Repurchase
During the first quarter of 2015, the Company repurchased approximately 0.5 million shares for approximately $30.0 million related to the $200 million share repurchase program approved by the Company's board of directors in February 2014.

Dividends
As previously announced, Allegion's board of directors declared a quarterly dividend of $0.10 per ordinary share of the Company. The dividend is payable June 30, 2015, to shareholders of record on June 16, 2015.

2015 Outlook
The Company affirms previous full-year guidance of adjusted EPS from continuing operations of $2.65 to $2.75 per share and reported EPS from continuing operations of $2.61 to $2.71. The guidance assumes 2015 full-year organic revenue, which excludes currency and acquisitions, to increase in the range of 3.5 to 4.5 percent compared with 2014. The improvement in organic growth versus prior guidance is driven by stronger Americas volume. Full-year 2015 reported revenues are forecasted to decline 3.5 to 4.5 percent. The decline in total revenue projections versus prior guidance reflects increased currency headwinds in the EMEIA region.

Furthermore, the guidance assumes a full-year effective tax rate of approximately 22 percent from continuing operations as well as an average diluted share count for the full-year of approximately 97 million shares. This guidance assumes minimal earnings contribution from the Company’s Venezuela operations given exchange rate volatility.

The Company continues to target available cash flow of approximately 95 percent of net earnings from continuing operations.

Conference Call Information
On Thursday, April 30, David D. Petratis, chairman, president and chief executive officer, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8:30 a.m. EDT, to review the Company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the Company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage® and Von Duprin ®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2 billion company, with products sold in almost 130 countries.
For more, visit www.allegion.com.

Non-GAAP Measures
The Company has presented revenue, operating income, operating margin, EBITDA, EBITDA margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations and effective tax rate on both a U.S. GAAP basis and on an adjusted basis because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone company. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of the non-GAAP measures used to their most directly comparable GAAP measure is presented as a supplemental schedule to this earnings release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2015 financial performance, the Company's growth strategy, the Company's capital allocation strategy, the Company’s tax planning strategies, the Company's Europe, Middle East, India and Africa (EMEIA) strategy and the performance of the markets in which the Company operates. These forward-looking statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events.  They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2014, Form 10-Q for the quarter ended March 31, 2015 and in our other SEC filings.  The Company assumes no obligations to update these forward looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended March 31,
	2015	2014

Net revenues	$458.7	$466.6
Cost of goods sold	271.6	274.4
Gross profit	187.1	192.2

Selling and administrative expenses	116.1	124.4
Operating income	71.0	67.8

Interest expense	11.6	13.1
Other expense, net	3.1	(0.1)
Earnings before income taxes	56.3	54.8

Provision for income taxes	12.4	16.4
Earnings from continuing operations	43.9	38.4

Discontinued operations, net of tax	(0.2)	(0.8)

Net earnings	43.7	37.6

Less: Net earnings (loss) attributable to noncontrolling
interests	(1.7)	1.8

Net earnings attributable to Allegion plc	$45.4	$35.8

Amounts attributable to Allegion plc shareholders:
Continuing operations	$45.6	$36.6
Discontinued operations	(0.2)	(0.8)
Net earnings	$45.4	$35.8

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.48	$0.38
Discontinued operations	(0.01)	(0.01)
Net earnings	$0.47	$0.37

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.47	$0.38
Discontinued operations	0.00	(0.01)
Net earnings	$0.47	$0.37

Shares outstanding - basic	95.9	96.3
Shares outstanding - diluted	96.9	97.4

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$229.6	$290.5
Accounts and notes receivables, net	255.8	259.9
Costs in excess of billings on uncompleted
contracts	177.1	181.1
Inventory	184.9	179.5
Other current assets	56.3	62.8
Total current assets	903.7	973.8
Property, plant and equipment, net	206.3	211.2
Goodwill	498.6	506.0
Intangible assets, net	111.7	125.7
Other noncurrent assets	207.1	199.2
Total assets	$1,927.4	$2,015.9

LIABILITIES AND EQUITY
Accounts payable	$231.5	$249.5
Accrued expenses and other current liabilities	201.2	232.2
Short-term borrowings and current maturities
of long-term debt	49.4	49.6
Total current liabilities	482.1	531.3
Long-term debt	1,202.7	1,215.0
Other noncurrent liabilities	241.1	251.1
Equity	1.5	18.5
Total liabilities and equity	$1,927.4	$2,015.9

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Three Months Ended March 31,
	2015	2014
Operating Activities
Earnings from continuing operations	$43.9	$38.4
Depreciation and amortization	12.1	12.2
Changes in assets and liabilities and other non-cash items	(51.4)	(50.6)
Net cash from (used in) operating activities of continuing operations	4.6	—
Net cash used in operating activities of discontinued operations	(0.2)	(0.9)
Net cash from (used in) operating activities	4.4	(0.9)

Investing Activities
Capital expenditures	(9.4)	(9.2)
Acquisition of and equity investments in businesses, net of cash acquired	(9.0)	(5.3)
Other investing activities, net	4.0	0.2
Net cash used in investing activities	(14.4)	(14.3)

Financing Activities
Net debt proceeds (repayments)	(12.4)	(8.0)
Debt issuance costs	—	—
Dividends paid to ordinary shareholders	(9.5)	(7.2)
Repurchase of ordinary shares	(30.0)	—
Other financing activities, net	5.2	11.8
Net cash from (used in) financing activities	(46.7)	(3.4)

Effect of exchange rate changes on cash and cash equivalents	(4.2)	(3.4)
Net increase (decrease) in cash and cash equivalents	(60.9)	(22.0)
Cash and cash equivalents - beginning of period	290.5	227.4
Cash and cash equivalents - end of period	$229.6	$205.4

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended
	March 31,
	2015	2014
Net revenues
Americas	$354.3	$345.4
EMEIA	81.7	99.2
Asia Pacific	22.7	22.0
Total net revenues	$458.7	$466.6

Operating income (loss)
Americas	$84.2	$86.4
EMEIA	2.6	(0.6)
Asia Pacific	(2.6)	(3.0)
Corporate unallocated	(13.2)	(15.0)
Total operating income (loss)	$71.0	$67.8

ALLEGION PLC	SCHEDULE 2

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS FROM CONTINUING OPERATIONS

(in millions, except per share data)

The Company has presented revenue, operating income, operating margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations, on both a U.S. GAAP basis and on an adjusted basis and presented adjusted EBITDA and adjusted EBITDA margin because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone public company. Adjustments to revenue, operating income, operating margin, earnings and diluted EPS from continuing operations and EBITDA include items that are considered to be unusual or infrequent in nature such as goodwill impairment charge, restructuring charges, asset impairments, one-time separation costs related to the spin-off from Ingersoll Rand and charges related to the devaluation of the Venezuelan bolivar.

The Company considers these items unrelated to its core, on-going operating performance, and believes the use of these non-GAAP measures allows comparison of operating results that are consistent over time. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures.

	Three Months Ended March 31, 2015				Three months ended March 31, 2014
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$458.7	$—		$458.7	$466.6	$—		$466.6

Operating income	71.0	4.2	(1)	75.2	67.8	$9.3	(1)	77.1
Operating margin	15.5%			16.4%	14.5%			16.5%

Earnings before income taxes	56.3	7.0	(2)	63.3	54.8	9.3		64.1
Provision for income taxes	12.4	0.4	(3)	12.8	16.4	2.7	(3)	19.1
Effective income tax rate	22.0%			20.2%	29.9%			29.8%
Earnings from continuing operations	43.9	6.6		50.5	38.4	6.6		45.0

Non-controlling interest	(1.7)	2.5	(4)	0.8	1.8	—		1.8

Net earnings from continuing operations
attributable to Allegion plc	$45.6	$4.1		$49.7	$36.6	$6.6		$43.2

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$0.47	$0.04		$0.51	$0.38	$0.06		$0.44

(1)
Adjustments to operating income for the three months ended March 31, 2015 include a $4.2 million non-cash impairment charge to write inventory in Venezuela down to the lower of cost or market. Adjustments to operating income for the three months ended March 31, 2014 include $9.3 million of cost incurred as part of the spin-off from Ingersoll Rand and restructuring charges.

(2)
Adjustments to earnings before taxes for the three months ended March 31, 2015 consist of the adjustments to operating income discussed above and a $2.8 million charge to devalue the Company's Venezuelan bolivar-denominated net monetary assets.

(3)
Adjustments to the provision for income taxes for the three months ended March 31, 2015 consist of $0.4 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the three months ended March 31, 2014 consist of $2.7 million of tax expense related to the excluded items discussed above.

(4)	Adjustments to non-controlling interest for the three months ended March 31, 2015 consist of the portions of adjustments (1) through (3) that are non attributable to Allegion plc shareholders.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$354.3		$345.4

Operating income (GAAP)	$84.2	23.8%	$86.4	25.0%
Venezuela devaluation	4.2	1.2%	—	—%
Restructuring charges	—	—%	—	—%
Spin-off related charges	—	—%	0.2	0.1%
Adjusted operating income	88.4	25.0%	86.6	25.1%
Depreciation and amortization	6.6	1.9%	6.2	1.8%
Adjusted EBITDA	$95.0	26.9%	$92.8	26.9%

EMEIA
Net revenues (GAAP)	$81.7		$99.2

Operating income (loss) (GAAP)	$2.6	3.2%	$(0.6)	(0.6)%
Restructuring charges	—	—%	0.4	0.4%
Spin-off related and other charges	—	—%	1.4	1.4%
Adjusted operating income (loss)	2.6	3.2%	1.2	1.2%
Depreciation and amortization	3.3	4.0%	4.4	4.4%
Adjusted EBITDA	$5.9	7.2%	$5.6	5.6%

Asia Pacific
Net revenues (GAAP)	$22.7		$22.0

Operating income (loss) (GAAP)	(2.6)	(11.5)%	(3.0)	(13.6)%
Spin-off related charges	—	—%	0.1	0.4%
Adjusted operating income (loss)	(2.6)	(11.5)%	(2.9)	(13.2)%
Depreciation and amortization	0.3	1.3%	0.2	0.9%
Adjusted EBITDA	$(2.3)	(10.2)%	$(2.7)	(12.3)%

Corporate
Operating income (loss) (GAAP)	$(13.2)		$(15.0)
Restructuring charges	—		—
Spin-off related charges	—		7.2
Adjusted operating income	(13.2)		(7.8)
Depreciation and amortization	0.8		0.3
Adjusted EBITDA	$(12.4)		$(7.5)

Total
Adjusted net revenues	$458.7		$466.6

Adjusted operating income	75.2	16.4%	77.1	16.5%
Depreciation and amortization	11.0	2.4%	11.1	2.4%
Adjusted EBITDA	$86.2	18.8%	$88.2	18.9%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET INCOME TO ADJUSTED EBITDA

(in millions)

	Three Months Ended March 31,
	2015	2014
Net cash from (used in) operating activities of	$4.6	$—
continuing operations
Capital expenditures	(9.4)	(9.2)
Available cash flow	$(4.8)	$(9.2)

	Three Months Ended March 31,
	2015	2014
Net earnings (GAAP)	$43.7	$37.6
Provision for income taxes	12.4	16.4
Interest expense	11.6	13.1
Depreciation and amortization	11.0	11.1
EBITDA	78.7	78.2

Discontinued operations	0.2	0.8
Other, net	3.1	(0.1)
Venezuela devaluation	4.2	—
Restructuring charges, spin-off related costs
and other expenses	—	9.3
Adjusted EBITDA	$86.2	$88.2